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                                   EXHIBIT 21

















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                                   EXHIBIT 21

                         Subsidiaries of the Registrant


                                                 State of                  Percentage
                                               Incorporation               Ownership
                                               -------------               ---------
Pinnacle Bank (1)                                 Alabama                     100%

First General Service(s) Corporation (2)          Alabama                     100%

First General Ventures Corporation (2)            Alabama                     100%

Affiliate
---------
First General Lending Corporation
   (accounted for on the cost method) (2)         Alabama                      40%

--------------------

(1)  Subsidiary of the Registrant.
(2)  Subsidiary of Pinnacle Bank